UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ________________________________

FORM 8-K

 ________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Conversion of Parrut Promissory Note

On March 27, 2024, Recruiter.com Group, Inc., a Nevada corporation (the "Company) authorized and consented to the conversion of a portion of the outstanding Promissory Note (the "Note") originally issued to Parrut, Inc. under the terms of the acquisition agreement dated July 7, 2021. The Note, in its original principal amount of One Million Seven Hundred Fifty Thousand United States Dollars ($1,750,000), has been partially converted into equity pursuant to the terms of a Consent to Conversion and Notice of Conversion attached as Exhibit 2.1.

The Company and Parrut, Inc. agreed to the conversion of the remainder of the Note, in the amount of Two Hundred Forty-Five Thousand Eight Hundred Eighty-Four United States Dollars and Fifty-Three Cents ($245,884.53) into 168,414 shares of the Company's common stock. This conversion represents a conversion price of $1.46 per share. The agreed-upon conversion has been made in full satisfaction of the specified amount of the Note, including accrued interest and penalties to date, with no other amounts due.

The shares of common stock issued in connection with this conversion have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The issuance does not involve a public offering of securities, as the recipient is familiar with the Company's operations and financial condition, and there is no general solicitation or advertising for the securities issued.

Amendment to GoLogiq Technology License and Commercialization Agreement

On February 23, 2024, the Company entered into a certain Technology License and Commercialization Agreement (the “GOLQ Licensing Agreement”) with GoLogiq, Inc. (“GOLQ”) whereby GOLQ grants the Company a worldwide, exclusive license (the “GOLQ License”) to the Company to develop its fintech technology (the “GOLQ Technology”) and sell products derived thereof, including its Createapp, Paylogiq, Gologiq, and Radix AI technology and products (the “Licensed Products”), for a term of 10 years, with automatic two (2) year renewals as further described therein (the “Term”).

On March 28, 2024 (the “Effective Date”), the Company and GOLQ entered into an Amendment to Technology License and Commercialization Agreement (the “Amendment”).  Under the Amendment, the Company and GOLQ agreed to and added Section 3.3 to further detail technical assistance from GOLQ to the Company.  In addition, Section 5.1 was amended such that the royalty was lowered from eight percent (8%) to five percent (5%) for which the Company granted to GOLQ a warrant to purchase two hundred ninety-two thousand (292,000) shares of Company Common Stock (the “Warrant”) for a price equal to $0.01 per share (the “Exercise Price”).  The Warrant may be exercised at any time commencing upon the date that is six (6) months from the Effective Date and terminating at 5:00 P.M., New York time, on the three (3) year anniversary of the Effective Date, unless the closing sale price for the common stock of the Company has closed at or above $5.00 for ten consecutive trading days.   Further, the Amendment contains a blocker provision that limits shares issuable under the Warrant such that the shares beneficially owned by GOLQ does not exceed 9.99% of the total number of issued and outstanding shares of the Company’s Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).   Detailed terms can be found pursuant to the Amendment attached as Exhibit 2.2.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Exhibit No.	Description
2.1*	Consent to Conversion and Notice of Conversion
2.2*	Amendment to Technology License and Commercialization Agreement with GoLogiq, Inc.

*Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish copies of any of the omitted schedules or exhibits upon request of the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recruiter.com Group, Inc.

Date: April 2, 2024	By:	/s/ Miles Jennings
Miles Jennings
Chief Financial Officer

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